                                                           Registration No. 333-

   As filed with the Securities and Exchange Commission on February 25, 1998
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                           ------------------------
                         TOTAL CONTROL PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)

        Illinois                                         36-3209178
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           2001 North Janice Avenue
                         Melrose Park, Illinois 60160
                                (708) 345-5500
         (Address and telephone number of principal executive offices)
--------------------------------------------------------------------------------

              TOTAL CONTROL PRODUCTS, INC. 1996 STOCK OPTION PLAN
                1996 NON-EMPLOYEE DIRECTOR'S STOCK OPTION PLAN
                            1993 STOCK OPTION PLAN
                           (Full Title of the Plans)

                               Nicholas T. Gihl
                     President and Chief Executive Officer
                         Total Control Products, Inc.
                           2001 North Janice Avenue
                         Melrose Park, Illinois 60160
                                (708) 345-5500
           (Name, address and telephone number of agent for service)

                           ------------------------

                                   Copy to:
                                Mark S. Albert
                               D'Ancona & Pflaum
                            30 North LaSalle Street
                                  Suite 2900
                            Chicago, Illinois 60602
                                (312) 580-2000

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                                      Proposed
                                                  Proposed            Maximum
                                                  Maximum             Aggregate          Amount of
Title of Securities to be       Amount to be      Offering Price      Offering           Registration
Registered                      Registered        Per Share/(2)/      Price/(2)/         Fee/(2)/
-----------------------------------------------------------------------------------------------------
Common Stock, no par value.     951,400(1)            $10.75          $10,227,550           $3,016.71
-----------------------------------------------------------------------------------------------------
                                                                     Total Registration Fee $3,016.71
-----------------------------------------------------------------------------------------------------

(1) The number of shares set forth is the aggregate number of shares which may be issued pursuant to the plans, including 550,000 shares issuable pursuant to the Total Control Products, Inc. 1996 Stock Option Plan; 120,000 shares issuable pursuant to the Total Control Products, Inc. 1996 Non-Employee Director's Stock Option Plan; and 281,400 shares issuable pursuant to the Total Control Products, Inc. 1993 Stock Option Plan.
(2) Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low sales prices reported on the NASDAQ National Market on February 24, 1998.
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

This Prospectus registers (i) 550,000 shares of Common Stock, no par value (the "Common Stock") of Total Control Products, Inc., an Illinois corporation ("Company") which may be issuable pursuant to the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"), (ii) 120,000 shares of Common Stock issuable pursuant to the Company's 1996 Non-Employee Director's Stock Option Plan, and (iii) 281,400 shares of Common Stock issuable pursuant to the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

          2. The Company's current reports on Form 8-K (i) for an event dated August 4, 1997, (ii) for an event dated September 12, 1997, (iii) for an event dated September 22, 1997, (iv) for an event dated September 25, 1997,
     (v) for an event dated October 5, 1997 (as amended), and (vi) for an event dated December 31, 1997.

          3. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997.

          4. The description of the Company's Common Stock contained in the registration statement on Form 8-A dated February 25, 1997, filed under
     Section 12(g) of the Securities Exchange Act of 1934, File No. 0-22173, together with any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company has adopted provisions in its Articles of Incorporation that, to the fullest extent provided under Illinois law, limit the liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties as directors or officers. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, nor does it limit liability for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a transaction from which a director derives an improper personal benefit or (iv) an unlawful distribution to the Company's shareholders. The Company's Bylaws provide that the Company shall indemnify its directors to the fullest extent permitted by Illinois law, including circumstances in which indemnification is otherwise discretionary to the Company under Illinois law, and permit the Company in its discretion to similarly indemnify its officers, employees and agents.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

 Exhibit No.                            Description
 -----------                            -----------

     4(a) Restated and Amended Articles of Incorporation of the Company (incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-18539)).

     4(b) Amended and Restated Bylaws of the Company (incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-18539)).

     5 Opinion of D'Ancona & Pflaum as to the legality of the Company's Common Stock.

     23(a)        Consent of D'Ancona & Pflaum (included in the Opinion filed as
                  Exhibit 5 hereto).

     23(b)(1)     Consent of Arthur Andersen LLP.

     23(b)(2)     Consent of Cherry, Bekaert & Holland, L.L.P.

     24 Power of Attorney is included on the signature pages of the registration statement.

Item 9.  Undertakings.

     (1)  The Company hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melrose Park, Illinois, on February 24, 1998.

                                   TOTAL CONTROL PRODUCTS, INC.
                                   (Registrant)


                                   By: /s/ Nicholas T. Gihl
                                       --------------------------------
                                       Nicholas T. Gihl
                                       President and Chief Executive Officer

                                 POWER OF ATTORNEY

     Each person whose signature appears below this registration statement hereby severally constitutes and appoints Nicholas T. Gihl and Peter A. Nicholson, and each of them acting singly, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

        Signature                          Title                                 Date
        ---------                          -----                                 ----

  /s/ Nicholas T. Gihl        Chairman, President, Chief                   February 24, 1998
-------------------------     Executive Officer and Director
    Nicholas T. Gihl          (Principal Executive Officer)

 /s/ Peter A. Nicholson       Senior Vice President and                    February 24, 1998
-------------------------     Chief Financial Officer
   Peter A. Nicholson         (Principal Accounting and Financial Officer)

   /s/ Neil R. Taylor         Senior Vice President of                     February 24, 1998
-------------------------     Software Development and Director
     Neil R. Taylor

    /s/ Edward Hurd           Director                                     February 24, 1998
-------------------------
      Edward Hurd

   /s/ Donald Kramer          Director                                     February 24, 1998
-------------------------
     Donald Kramer

 /s/ Julius J. Sparacino      Chairman Emeritus and Director               February 24, 1998
-------------------------
   Julius J. Sparacino

    /s/ A.B. Siemer           Director                                     February 24, 1998
-------------------------
     A. B. Siemer

                                  Exhibit Index
                                  -------------

 Exhibit No.                         Description
 -----------                         -----------
     4(a)      Restated and Amended Articles of Incorporation of the Company
               (incorporated by reference to the Company's registration
               statement on Form S-1 (Registration No. 333-18539)).

     4(b) Amended and Restated Bylaws of the Company (incorporated by reference to the Company's registration statement on Form S-1
               (Registration No. 333-18539)).

     5         Opinion of D'Ancona & Pflaum as to the legality of the Company's
               Common Stock.

    23(a)      Consent of D'Ancona & Pflaum (included in the Opinion filed as
               Exhibit 5 hereto).

    23(b)(1)   Consent of Arthur Andersen LLP.

    23(b)(2)   Consent of Cherry, Bekaert & Holland, L.L.P.

     24 Power of Attorney is included on the signature pages of the registration statement.